UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Citigroup Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

To Our Fellow Stockholders,

We’re reaching out with a quick but important reminder:

YOUR VOTE MATTERS!

The 2026 Annual Meeting of Stockholders is scheduled to be held on May 20, 2026, and we want to make sure you have an opportunity to vote your shares. No matter how many shares you own, your vote helps shape the future of Citigroup Inc.

Even if you plan to attend the virtual meeting, we urge you to vote your shares now, so they can be tabulated prior to the meeting. Please note that if you own shares of Citigroup Inc stock in multiple accounts, you may receive multiple packages that are not duplicates. Please be sure to vote all your accounts of Citigroup Inc shares.

***PLEASE VOTE TODAY***

It’s quick and easy to vote:

FOLLOW THE INSTRUCTIONS INCLUDED WITH THIS LETTER TO VOTE TODAY!

If you need additional assistance voting your shares, please contact our proxy solicitor:

(800) 607-0088